As filed with the Securities and Exchange Commission on November 25, 2022

Registration No. 333-268336

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CREDIT SUISSE GROUP AG

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland (State or Other Jurisdiction of Incorporation or Organization)	98-0215385 (I.R.S. Employer Identification No.)

Paradeplatz 8

CH 8001 Zurich, Switzerland

+41 44 333 1111

(Address and telephone number of Registrant’s principal executive offices)

2022 Rights Offering

(Full Title of the Plan)

Crystal Lalime

General Counsel
Credit Suisse (USA), Inc.

Eleven Madison Avenue

New York, NY 10010

(212) 325-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sebastian R. Sperber Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC2Y 5AU, United Kingdom +44 20 7614 2200	Markus Diethelm General Counsel Credit Suisse Group AG Paradeplatz 8 CH 8001 Zurich, Switzerland +41 44 333 1111	Benjamin K. Leisinger Homburger AG Prime Tower Hardstrasse 201 CH 8005 Zurich, Switzerland + 41 43 222 10 00

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On November 14, 2022, Credit Suisse Group AG, a company incorporated under the laws of Switzerland (the “Registrant”) filed a registration statement on Form S-8 (File No. 333-268336) (the “Registration Statement”). This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registrant’s Registration Statement is being filed to include an updated opinion of Homburger AG with respect to the legality of the securities being registered attached as Exhibit 5.1 hereto. No awards were granted in reliance on the Registration Statement between the filing of the Registration Statement and the filing of this Post-Effective Amendment. Consequently, Exhibit 5.1 to this Post-Effective Amendment supersedes Exhibit 5.1 to the Registration Statement in all respects.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on November 25, 2022.

CREDIT SUISSE GROUP AG

By	/s/ Ulrich Körner
	Name:	Ulrich Körner
	Title:	Chief Executive Officer

By	/s/ Dixit Joshi
	Name:	Dixit Joshi
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the Registration Statement has been signed by the following persons in the following capacities on November 25, 2022.

Signatures	Title

/s/ Ulrich Körner	Chief Executive Officer
Ulrich Körner	(Principal Executive Officer)

/s/ Dixit Joshi	Chief Financial Officer
Dixit Joshi	(Principal Accounting Officer)

*	Chairman of the Board of Directors
Axel P. Lehmann

*	Vice Chair of the Board of Directors
Christian Gellerstad

*	Director
Mirko Bianchi

*	Director
Iris Bohnet

*	Director
Clare Brady

*	Director
Keyu Jin

*	Director
Shan Li

Director
Seraina Macia

*	Director
Blythe Masters

*	Director
Richard Meddings

*	Director
Amanda Norton

*	Director
Ana Paula Pessoa

* By:	/s/ Dixit Joshi
	Name:	Dixit Joshi
	Title:	Attorney-in-fact

Pursuant to the requirements of the Securities Act, this post-effective amendment to the Registration Statement has been signed by the following person in the following capacity on November 25, 2022.

CREDIT SUISSE (USA), INC.

By:	/s/ Crystal Lalime		Authorized Representative in the United States
	Name:	Crystal Lalime
	Title:	General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document	Method of filing

4.1	Invitation to the Extraordinary General Meeting of Shareholders of Credit Suisse Group AG	Previously filed

5.1	Opinion of Homburger AG with respect to the legality of the securities being registered	Filed herewith

15.1	Letter of PricewaterhouseCoopers AG concerning unaudited interim financial statements of Credit Suisse Group AG	Filed herewith

23.1	Consent of PricewaterhouseCoopers AG	Filed herewith

23.2	Consent of KPMG AG	Filed herewith

23.3	Consent of Homburger AG	Included in exhibit 5.1 filed herewith

24.1	Power of Attorney	Previously filed

107	Filing Fee Table	Previously filed